Exhibit 10.12

ASSET PURCHASE AGREEMENT

BY AND AMONG

IDI GLOBAL, INC.,

IDI SMALL BUSINESS, INC.,

MENTORING OF AMERICA, LLC,

AND

HG MARKETING, INC.

Dated January 14, 2005

ASSET PURCHASE AGREEMENT

THIS ASSET PURCHASE AGREEMENT (this “Agreement”) dated as of January 14, 2005, is entered into by and among IDI GLOBAL, INC., a Nevada corporation (“IDI”), IDI SMALL BUSINESS, INC., a Utah corporation and a wholly-owned subsidiary of IDI (“IDISB”; and together with IDI, the “IDI Parties”) MENTORING OF AMERICA, LLC, a Utah limited liability company (“Mentoring”) and HG MARKETING, INC., a Nevada corporation (“HG Marketing”); and together with Mentoring the “Mentoring Parties”).  The IDI Parties and the Mentoring Parties are sometimes referred to herein collectively as the “Parties”.

WITNESSETH:

WHEREAS, IDISB desires to acquire and the Mentoring Parties desires to sell certain of the assets of the Mentoring Parties primarily used in the call center business known as Mentoring of America—St. George Office (the “Mentoring Call Center Business”) on the terms and conditions set out in this Agreement;

NOW, THEREFORE, in consideration of the mutual representations, warranties, covenants and agreements hereinafter contained, the parties hereto, each intending to be legally bound hereby, agree as follows:

ARTICLE 1

SUMMARY OF TRANSACTIONS

1.1

Mentoring Call Center Assets Purchased.  IDISB agrees to purchase from the Mentoring Parties and the Mentoring Parties agree to sell to IDISB, free and clear of all liens, claims, encumbrances, security interests, options and other third party rights, the Mentoring Call Center Assets (as defined below) and the Mentoring Parties agree to enter into the Outsource Marketing and Lead Generation Agreement (the “Outsource Agreement”) in the form of Exhibit A hereto at the Closing.  The “Mentoring Call Center Assets” are the tangible assets, contract rights, claims, governmental authorizations and other items listed or referred to on Schedule 1.1.  At Closing, Mentoring shall deliver to IDISB a bill of sale for the Mentoring Call Center Assets, substantially in the form of Exhibit B (the “Mentoring Call Center General Assignment and Bill of Sale”).

1.2

Excluded Assets.  The Parties agree that the Mentoring Parties’ cash, bank accounts and equivalents, accounts receivable, insurance policies, credit card processing arrangements and the other assets listed on Schedule 1.2 are expressly excluded from this transaction and are excluded assets.  All personnel and other records that the Mentoring Parties are required by applicable law to retain in their possession shall constitute excluded assets, but IDISB shall be provided a copy thereof.

1.3

Assumption of Liabilities.  At Closing, IDISB shall enter into an assignment and assumption agreement, substantially in the form of Exhibit C (the “Mentoring Call Center Assignment and Assumption Agreement”) providing for IDISB to assume and discharge those liabilities of Mentoring described in Schedule 1.3 hereof (the “Assumed Liabilities”).  Except as expressly contemplated by this Agreement, the IDISB Parties are not assuming or agreeing to pay any debts, liabilities, or obligations liabilities of the Mentoring Parties and Mentoring shall be responsible for those liabilities not assumed by IDISB as described in the Mentoring Call Center Assignment and Assumption Agreement, including but not limited to, employee compensation or benefits arising and/or due prior to the Closing Date, sales, commissions, charge backs, sales tax payables, loans payable, customer refunds, royalty payments and interest payments (the “Excluded Liabilities”).  Except for the Assumed Liabilities, Mentoring agrees to pay or discharge when due any and all Excluded Liabilities, including but not limited to sales tax payable, customer refunds, loans payable, royalty payable and interest payable.

1.4

Bulk Sales Law.  PCS hereby waives compliance by HG Marketing with the provisions of the Bulk Sales Law of any state, if applicable to the transactions contemplated hereby.

1.5

Certain Definitions.  The following terms used in this Agreement shall have the meanings set forth below:

“Affiliate” means any person, firm, corporation, partnership or association controlling, controlled by, or under common control with another person, firm, corporation, partnership or association.

“Code” shall mean the Internal Revenue Code of 1986, as amended.

“Environmental Laws” shall mean all Legal Requirements relating to the generation, storage, handling, release, discharge, emission, transportation, treatment or disposal of solid wastes, hazardous wastes, and hazardous, toxic or dangerous materials or substances, including, but not limited to, the Comprehensive Environmental Response, Compensation and Liability Act, the Superfund Amendments and Reauthorization Act of 1986, the Resource Conservation and Recovery Act, the Clean Air Act (as amended), the Federal Water Pollution Control Act (Clean Water Act), the Safe Drinking Water Act, the Toxic Substances Control Act, and the Hazardous Materials Transportation Act.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended.

“GAAP” shall mean generally accepted accounting principles, consistently applied in accordance with the past practices of IDI.

“Legal Requirements” shall mean all judgments, decrees, injunctions, orders, writs, rulings, laws, ordinances, statutes, rules, regulations, codes and other requirements of all federal, state and local governmental, administrative and judicial bodies and authorities.

“Net Income” as used herein shall mean, all calculated in accordance with GAAP, the gross sales of the Mentoring Call Center Business during such period less all costs of operating the Mentoring Call Center, including, without limitation, all marketing costs, lead generation costs, costs of goods, product fulfillment costs, rent, utilities, compensation (including special incentives for sales performance paid to sales personnel), reserves, credit card processing fees, depreciation and amortization, charge backs and refunds and legal and administrative costs directly related to the operation of the Mentoring Call Center.

 “Put Account” shall mean the deposit account established in the name of IDISB with a financial institution and invested in short term money market instruments and bank certificates of deposits, drawings on which account will require the signature of an authorized representative of each of IDISB and HG Marketing.

“Surplus Shares” shall mean a number of shares of IDI Common Stock with a value (calculated at a price of $0.505 per share) equal to the amount of the relevant Put Right minus 15% of the product of (x) 65, (y) the Trailing Price calculated as of the relevant Determination Date and (z) the Trailing Volume calculated as of the relevant Determination Date; and if such difference is zero (0) or a negative number then “Surplus Shares” shall mean zero (0).

“Trailing Price” shall mean the average closing price of shares of IDI common stock during the 30 trading days preceding the date as of which the relevant calculation is being made.

“Trading Volume” shall mean the average daily trading volume of IDI Common Stock during the 30 trading days preceding the date as of which the relevant calculation is being made.

ARTICLE 2

PURCHASE CONSIDERATION

2.1

Purchase Consideration.

(a)

Subject to the terms and conditions of this Agreement, the IDI Parties shall provide the following purchase consideration (the “Purchase Consideration”) to HG Marketing in consideration of the transfer of the Mentoring Call Center Assets in accordance with the terms and conditions of this Agreement:

(i)

the Mentoring Call Center Assignment and Assumption Agreement;

(ii)

$1,800,000 in cash (the “Cash Consideration”);

(iii)

a certificate representing the number of shares of Common Stock equal to the quotient of (A) the tax basis of the Mentoring Parties in the tangible assets of the Mentoring Call Center Assets as determined within ten (10) days after the Closing Date, divided by (B) $0.505 (the “Initial Shares”);

(iv)

warrants (the “IDI Warrants”) to purchase 2,500,000 shares of IDI Common Stock, par value .001 per share (the “Common Stock”), in the form of Exhibit E hereto and have a term beginning on the date of this Agreement and ending on the second anniversary of the date that they first become exercisable.  500,000 of the IDI Warrants shall become exercisable on each of March 31 of each of 2008, 2009, 2010, 2011 and 2012 at an exercise price of $0.80, $1.05, $1.30, $1.55 and $1.80 respectively; and

(v)

a certificate representing Four Million Three Hundred Fifty-Six Thousand Four Hundred Thirty-Six (4,356,436) shares of Common Stock (“IDI Common Stock”), such certificate and such shares to be deposited with and remain in an escrow account maintained by a mutually acceptable Escrow Agent pursuant to the terms of an escrow agreement (the “Escrow Agreement”) mutually agreeable to the parties and executed by the Escrow Agent within the time specified in Section 5.3(a), until such time as they are disbursed in accordance with Section 2.1(b) below.

(b)

IDI Common Stock shall be released from escrow based on Net Income of the Mentoring Call Center during (i) the period January 1, 2005 to December 31, 2005 (“Year One”), (ii) the period January 1, 2006 to December 31, 2006 (“Year Two”) and (iii) the three month periods ending June 30, 2005, September 30, 2005, December 31, 2005, March 31, 2006, June 30, 2006, and September 30, 2006 (each a “Measurement Quarter”); provided, that the Year One Target has been achieved before the first day of any Measurement Quarter.

(i)

Within 45 days after the last day of Year One, IDI shall provide a statement of Net Income of the Mentoring Call Center to Mentoring for such period.  Such statement shall be deemed to be accepted by Mentoring and binding for all purposes unless, within seven (7) days of receipt, Mentoring notifies IDI in writing that it objects to it and includes in such notice the specific basis on which it disputes such calculation.  If the Net Income of the Mentoring Call Center for Year One is greater than or equal to $1,800,000 (the “Year One Target”), then, within three (3) business days of the date (a “Determination Date”) that the calculation of the Net Income becomes final, a number of shares of IDI Common Stock equal to the sum of (x) 1,386,139 plus (y) the quotient obtained by dividing (i) Net Income of the Mentoring Call Center for Year One minus $1,800,000 by (ii) $0.505 shall be released from escrow, but reduced by the number of shares of IDI Common Stock released pursuant to Section 2.1(b)(ii) for any Measurement Quarter ending in 2005.  If the Net Income of the Mentoring Call Center for Year One is less than $1,800,000 then no shares of IDI Common Stock shall be released from escrow and the number of shares of IDI Common Stock which is the quotient of $400,000 divided by the Trailing Price as determined on the last date of Year One shall be permanently forfeited from the escrow and returned to IDI and cancelled.

(ii)

Within 30 days after the last day of each Measurement Quarter, IDI shall provide a statement of Net Income of the Mentoring Call Center for the Measurement Quarter to Mentoring.  Such statement shall be deemed to be accepted by Mentoring and binding for all purposes unless, within seven (7) days of receipt, Mentoring notifies IDI in writing that it objects to it and includes in such notice the specific basis on which it disputes such calculation.  If after the Year One Target has been achieved, Net Income of the Mentoring Call Center for the applicable Measurement Quarter is equal to or greater than $450,000 then within three (3) business days of the Determination Date a number of shares of IDI Common Stock equal to the sum of (x) 891,089 plus (y) the product of (A) 1.5 and (B) the quotient obtained by dividing (i) Net Income of the Mentoring Call Center for the Measurement Quarter minus $450,000 by (ii) $0.505 shall be released from escrow.  If Net Income of the Mentoring Call Center for the Measurement Period is less than $450,000 then no shares shall be released from escrow.

(iii)

Within 45 days after the last day of Year Two, IDI shall provide a statement of Net Income of the Mentoring Call Center to Mentoring for such period.  Such statement shall be deemed to be accepted by Mentoring and binding for all purposes unless, within seven (7) days of receipt, Mentoring notifies IDI in writing that it objects to it and includes in such notice the specific basis on which it disputes such calculation.  If the Year One Target has been achieved and the Net Income of the Mentoring Call Center for Year Two is greater than or equal to $1,800,000, then, within three (3) business days of the Determination Date, a number of shares of IDI Common Stock equal to the lesser of (x) 1,386,139 and (y) the shares remaining in escrow.  If the Net Income of the Mentoring Call Center for Year Two is less than $1,800,000 then no shares of IDI Common Stock shall be released from escrow based on this Section 2.1(b)(iii) and all shares then remaining in escrow shall be permanently forfeited from the escrow, returned to IDI and cancelled.

By way of example, if by September 30, 2005, the Net Income of the Mentoring Call Center is in excess of the Year One Target and the Net Income of the Mentoring Call Center of the quarterly period ending December 31, 2005 is equal to or greater than $450,000, then for Year One Mentoring shall receive from escrow (i) the maximum number of shares of IDI Common Stock available under Section 2.1(b)(i) and (ii) the maximum number of shares of IDI Common Stock available for the Measurement Quarter ending December 31, 2005, as provided under Section 2.1(b)(ii).

(c)

Notwithstanding anything contained in herein to the contrary the maximum number of shares of IDI Common Stock issuable from escrow shall be the number of shares originally placed in escrow less any shares that are cancelled and returned to IDI.  If all of the shares of IDI Common Stock have been released and/or cancelled from escrow then no further shares of common stock of IDI shall be issuable and no other consideration shall be payable under this Section 2.1(b) and the IDI Parties shall be deemed to have fully satisfied their obligations hereunder and under the Escrow Agreement.

(d)

Put Right.

(i)

Grant of Put Right.  Subject to the last sentence of this Section 2.1(d)(i) at Mentoring’s option Mentoring may require IDI (A) to repurchase (the “Year One Put Right”) shares of IDI Common Stock released pursuant to Section 2.1(b)(i) with a value of up to $700,000 and (B) to repurchase (the “Year Two Put Right”; and, together with the Year One Put Right, the “Put Rights”) shares of IDI Common Stock released pursuant to Section 2.1(b)(ii) and 2.1(b)(iii) with a value of up to $1,100,000.  IDI’s obligation to purchase IDI Common Stock shall be limited to the then available balance in the reserve established pursuant to Section 2.1(d)(iv) below; provided IDI shall have funded the reserve as required under Section 2.1(d)(iv).

(ii)

Consideration for Repurchased Shares. Shares repurchased pursuant to this Section 2.2(d) shall be repurchased at a price equal to $0.505 per share.

(iii)

Notice of Exercise of Put Right.  Notice of exercise of a Put Right with respect to shares of IDI Common Stock must be given on or before five (5) business days after the Determination Date for the shares of IDI Common Stock with respect to which the Put Right is to be issued.  If the Second Year Put Right is either not exercised or is not available with respect to shares released from escrow, the then remaining amount of the Second Year Put Right shall be reduced by an amount equal to the repurchase price that would have been applicable to such shares of IDI Common Stock had the Second Year Put Right been exercised in full.

(iv)

Reserve.  Subject to the last sentence of this Section 2.1(d)(iv), IDISB shall establish a reserve to fund the Year One Put Right by transferring $58,333 to the Put Account during each calendar month of 2005, but only for those months in 2005 in which HG Marketing pays IDISB the full amount due under the Outsource Agreement.  The reserve to establish the Year One Put Right shall be released to IDISB on a dollar-for-dollar basis to the extent the Year One Put Right is not exercised.  IDI shall establish a reserve to fund the Year Two Put Right by transferring $91,666 to the Put Account during each calendar month of 2006, but only for those months in 2006 in which HG Marketing pays IDISB the full amount due under the Outsource Agreement.  The reserve to establish the Year Two Put Right shall be released to IDISB on a dollar-for-dollar basis to the extent the Year Two Put Right is not exercised.  Should the Net Income of the Mentoring Call Center at any time after the Year One Target has been achieved entitle Mentoring to obtain IDI Common Stock under Section 2.1(b)(ii), then IDISB shall promptly after the applicable Determination Date deposit such additional amounts into the reserve fund as are necessary to purchase additional shares of IDI Common Stock available under Section 2.1(b)(ii), in the same proportion as the reserves required for the Year One Put Right as stated above.

(v)

Limitation on Exercise of Put Right.  Mentoring may exercise the Put Right in full if (A) Net Income paid to the Company under the Outsource Agreement is at least $150,000 per month for each month of the Initial Term of the Outsource Agreement and (B) HG Marketing timely supplies the accounting and financial information, prepared in accordance with GAAP, required under the Outsource Agreement, and either (X) the Trailing Price is less than $0.505 per share on the Determination Date with respect to a Put Right or (Y) IDI is in material breach of its obligations under Section 2.2 of this Agreement.  If Mentoring may not exercise its Put Right in full then Mentoring may exercise its Put Right for any Surplus Shares but only if the Mentoring Parties have fully performed their material obligations hereunder and under Sections 3 and 7 of the Outsource Agreement.

2.2

Registration Rights.  IDI agrees to file a Form S-2 registration statement with the United States Securities and Exchange Commission (the “SEC”) covering the Initial Shares, the IDI Common Stock and the shares of Common Stock underlying the IDI Warrants before November 15, 2005, all as move fully described in that certain Registration Rights Agreement attached hereto as Exhibit D.

2.3

Payment of Purchase Consideration.  At the Closing, the IDI Parties shall deliver to HG Marketing the Purchase Consideration described in Section 2.1(a), IDISB shall assume the Mentoring Call Center Assumed Liabilities described in Section 1.3 hereof and Mentoring shall assume the PCS Call Center Assumed Liabilities described in Section 1.6 hereof.  At the Closing the Mentoring Parties and IDISB will enter in the Outsource Agreement.

2.4

Allocation.  After the Closing the parties shall make consistent use of the allocation, fair market value and useful lives specified in Schedule 2.4 for all tax purposes and in all filings, declarations and reports with the IRS in respect thereof, including reports required to be filed under Section 1060 of the IRC.  In any proceeding related to the determination of any tax, neither IDI nor Mentoring shall contend or represent that such allocation is not a correct allocation.

ARTICLE 3

REPRESENTATIONS, WARRANTIES AND AGREEMENTS

3.1

Representations, Warranties and Agreements of Mentoring.  The Mentoring Parties represent, warrant and agree, as of the date hereof, that, except as set out in Schedule 3.1:

(a)

Organization and Good Standing.  Mentoring is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Utah, with full power and authority to conduct its business as such business is now being conducted, and has all requisite power and authority to execute and perform this Agreement and the transactions contemplated hereby.  HG Marketing is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada, with full power and authority to conduct its business as such business is now being conducted, and has all requisite power and authority to execute and perform this Agreement and the transactions contemplated hereby.  Each of Mentoring and HG Marketing is qualified to do business in all states where the failure to be so qualified would have a material adverse effect on the Mentoring Call Center Business or the Mentoring Call Center Assets.

(b)

No Violation: No Consents.  Each of Mentoring and HG Marketing has taken all action necessary to enable it to enter into, execute, deliver and perform this Agreement and the transactions contemplated hereby.  The execution and the performance of this Agreement, and the consummation of the transactions contemplated hereby, will not:

(i)

violate any provision of the Articles of Organization or Operating Agreement of Mentoring or the Articles of Incorporation or Bylaws of HG Marketing;

(ii)

violate or result in the breach of any term or provision of, or constitute a default or accelerate maturities under, with or without the giving of notice or the passage of time or both, any agreement, instrument, indenture, mortgage, deed of trust, or other restriction to which Mentoring or HG Marketing is a party or by which any of the properties of Mentoring or HG Marketing are bound; or

(iii)

cause or permit any third party to cause, with or without the giving of notice or the passage of time or both, any agreement, instrument, indenture, mortgage, deed of trust, or other restriction to which Mentoring or HG Marketing is a party or by which any of the properties of Mentoring or HG Marketing are bound, to be canceled or otherwise modified.

(c)

Validity of Agreement.  This Agreement and the transactions contemplated hereby have been duly authorized and approved by the manager of Mentoring and by the Board of directors and stockholders of HG Marketing, and this Agreement has been duly executed and delivered by each of Mentoring and HG Marketing and is the legal, valid and binding obligation, enforceable in accordance with its terms, of Mentoring and HG Marketing.  No other proceedings are necessary to authorize this Agreement and the transactions contemplated hereby, or the performance or compliance by Mentoring or HG Marketing with any of the terms, provisions or conditions hereof.

(d)

Assets.

(i)

HG Marketing has good and marketable title to all the Mentoring Call Center Assets and to the knowledge of the Mentoring Parties the operation of the Mentoring Call Center Business in accordance with past practices will not violate any third party rights.  All of the Mentoring Call Center Assets that are personal property are in good working order and operating condition (normal wear and tear excepted) and are free and clear of all liens, security interests, mortgages, deeds of trust, pledges, conditional sales contracts, charges, leases, claims, administrative orders or decrees or encumbrances whatsoever.  All the Mentoring Call Center Assets are in compliance with all applicable laws and governmental regulations except where non-compliance would not result in a material adverse effect on the Mentoring Call Center Business or Mentoring Call Center Assets.  All of the Mentoring Call Center Assets are in the possession of HG Marketing.  Schedule 3.1(d)(i) contains a list of all equipment used in the Mentoring Call Center Business which is leased by HG Marketing from third parties and a true, correct and complete copy of each such lease has been provided to IDI.

(ii)

The only real property owned by, leased to or otherwise occupied by HG Marketing for use in the conduct of the Mentoring Call Center Business is listed on Schedule 3.1(d)(ii) and such real property (the “Mentoring Real Property”) is leased.  To the knowledge of the Mentoring Parties there does not exist in respect of the Mentoring Real Property any notice of any uncorrected violation of any housing, building, safety, fire or other ordinance or applicable governmental regulation.  A true, correct and complete copy of the lease for the Mentoring Real Property (the “Mentoring Real Property Lease”) has been provided to IDI.

(iii)

The Mentoring Call Center Assets constitute all of the assets, tangible and intangible, of any nature whatsoever, necessary to operate the Mentoring Call Center Business in the manner presently operated by Mentoring.

(e)

Taxes.  Within the times and in the manner prescribed by law, the Mentoring Parties have filed all federal, state and local tax returns and reports required by law to have been filed by them, and have paid all taxes, assessments, and penalties due and payable by them.  There are no federal, state or local tax liens (other than a lien for property taxes not delinquent) against any of the Mentoring Call Center Assets, nor are there any overdue federal, state or local taxes with respect to Mentoring’s business and operations or any of the Mentoring Call Center Assets.  To the knowledge of the Mentoring Parties none of the Mentoring Parties is presently under, nor have any of them received any notice of, any contemplated investigation or audit by the Internal Revenue Service or any state or local government or governmental agency concerning the Mentoring Parties’ taxes.

(f)

Litigation.  None of the Mentoring Parties, and none of the members, employees, officers, directors, stockholders or managers of Mentoring is a party to any pending or threatened litigation, administrative investigation or proceedings which, to the knowledge of the Mentoring Parties, could reasonably be expected to materially and adversely affect the Mentoring Call Center Assets or the Mentoring Call Center Business, nor, to the knowledge of the Mentoring Parties, is there any basis for any such material litigation.  To the knowledge of the Mentoring Parties, no complaints or charges of unlawful conduct have been made against any of the Mentoring Parties or any employees or officers of any of the Mentoring Parties that relate in any way to the Mentoring Call Center Assets or the Mentoring Call Center Business.

(g)

Compliance with Laws.

(i)

The Mentoring Call Center Assets and the Mentoring Call Center Business have been operated in compliance in all Legal Requirements except where non-compliance would not result in a material adverse effect on the Mentoring Call Center Assets or the Mentoring Call Center Business. Mentoring has not received any notice of any uncorrected violation of any such Legal Requirements.

(ii)

The Mentoring Real Property has not been used by Mentoring, any third party acting at the request or direction of Mentoring (a “Directed Third Party”) nor, to the best knowledge of Mentoring, any other third party, for the generation, manufacture, storage or disposal of, and there has not been transported to or from the Real Property by Mentoring, any Directed Third Party or, to the best knowledge of Mentoring, any other third party, any Hazardous Substances or Wastes in violation of any Legal Requirements.  There are no Hazardous Substances or Wastes present on the Mentoring Real Property except in compliance with all Legal Requirements.  For the purposes hereof, “Hazardous Substances” shall mean any elements or compounds designated as a “hazardous substance”, “pollutant” or “contaminant” in the Environmental Laws or any other Legal Requirements; and “Wastes” shall mean any hazardous wastes, residual wastes, solid wastes or other wastes as those terms are defined in the Environmental Laws or any other Legal Requirement.

(h)

Contracts.  The Mentoring Parties have provided IDI SB with complete, true and correct copies of each contract, agreement, lease, note, written purchase order, or any other material obligation or commitment of HG Marketing pertaining to the Mentoring Call Center Assets or the Mentoring Call Center Business (the “Contracts”), with an indication of whether or not such Contract is being assumed by IDISB hereunder.  Each of the Contracts contains the entire agreement of the parties thereto, with respect to the subject matter thereof, is in full force and effect, and is valid and enforceable in accordance with its terms.  No party is in default under any such Contract, nor has any event occurred which, after the giving of notice or the passage of time or both, would constitute a default under any such Contract.  All of the Contracts shown as being assigned to IDISB are assignable to IDISB without the consent or approval of other parties or, if such approval is required, HG Marketing will obtain such approval prior to Closing unless Schedule 3.1(h) states that the assignment of such contract is not material to the continued operation of the Mentoring Call Center Business.

(i)

Employees and Employee Benefit Plans.  Schedule 3.1(i) is a list of all the employees of HG Marketing employed in the Mentoring Call Center Business and all the consultants, contractors and agents of HG Marketing engaged in the Mentoring Call Center Business, and for each such employee, his or her current title, exempt or nonexempt status, salary or wage, dates of birth and hire, and bonuses and salary increases within the past year and for each consultant, contractor and agent a description of the services provided by him or her, and compensation arrangements, which information shall be attached hereto at Schedule 3.1(i).  There are no employment contracts with any of the employees that require HG Marketing to employ an employee for a fixed term or restrict the right of HG Marketing to terminate such employee.  All consultants, contractors and agents are properly classified as contractors under all applicable laws.  Mentoring has no bonus, pension, profit sharing, or retirement income, stock purchase, stock option, hospitalization insurance or similar agreements, plans or practices, formal or informal, covering any of the employees employed in the Mentoring Call Center Business (“Employee Plans”).  The Mentoring Parties acknowledge that IDISB is not assuming any liability of HG Marketing to any of HG Marketing employees or by reason of any Employee Plans.  HG Marketing has not received notice from any of its employees, contractors, consultants or agents that any of them intend to terminate their status as such and has no reason to believe that any of them will, whether as a result of the transactions contemplated hereby or otherwise.

(j)

Financial Information.  Within 21 days after the Closing Date the Mentoring Parties shall produce internal management report balance sheets and related statements of income, stockholders’ equity, and changes in cash flow of the Mentoring Call Center from inception through December 31, 2004 (the “Mentoring Call Center Financial Statements”) which shall thereafter be attached hereto at Schedule 3.1(j).  The Mentoring Call Center Financial Statements have been prepared in accordance with GAAP are true and correct in all material respects, contain no untrue statements of a material fact, do not omit any material fact necessary in order to make such Financial Statements not misleading, and are a true and accurate reflection of the operations of the Mentoring Call Center for the periods described therein in accordance with GAAP.  Since October 31, 2004, there have not been any material adverse changes in the Mentoring Call Center Assets, the Mentoring Call Center Business or the business prospects of the Mentoring Call Center, nor has there been any other event or condition of any nature which reasonably could be expected to have a material and adverse effect on the Mentoring Call Center Assets or the Mentoring Call Center Business.

(k)

Absence of Undisclosed Liabilities.  There are no liabilities or obligations, accrued or contingent, due or to become due, associated with the Mentoring Call Center Business which have not been disclosed in the Mentoring Call Center Financial Statements or this Agreement or the schedules attached hereto which could reasonably be expected to materially and adversely affect the Mentoring Call Center Assets or the Mentoring Call Center Business after the Closing and to the knowledge of Mentoring there is no basis for the assertion against Mentoring of any such liability or obligation.

(l)

Transactions with Affiliates.  Except as set forth in Schedule 3.1(l), none of the Mentoring Parties and none of any of their Affiliates, members, officers, directors, stockholders or managers, nor any relative of any of its Affiliates, members, officers, directors, stockholders or managers owns any shares of stock or other securities of, or has any other direct or indirect interest in, any person, firm, corporation or entity which has a material business relationship (as creditor, lessor, or otherwise) with HG Marketing or the Mentoring Call Center Business.

(m)

Permits and Licenses. The Mentoring Parties have provided IDI SB with complete, true and correct copies of all franchises, permits, licenses, approvals and other authorizations from federal, state and local governmental authorities held by HG Marketing in connection with the conduct of the Mentoring Call Center Business or the Mentoring Real Property as presently conducted.  No claim is pending or threatened to revoke or refuse renewal of any of said franchises, permits, licenses, approvals, and other authorizations or to declare them invalid in any respect.

(n)

Investment Representations.

(i)

Disclosure of Information.  HG Marketing has had an opportunity to ask questions and receive answers from IDI regarding the terms and conditions of the offering of the Initial Shares, the IDI Common Stock and the IDI Warrants (collectively, the “IDI Securities”) and the business, properties, prospects and financial condition of IDI.

(ii)

Investment Experience.  HG Marketing is an investor in securities of companies in the development stage and acknowledges that it is able to fend for itself, can bear the economic risk of its investment, and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the IDI Securities.

(iii)

Further Limitations on Disposition.  Without in any way limiting the representations set forth above and except as otherwise provided in this Agreement, HG Marketing further agrees not to make any disposition of all or any portion of the IDI Securities  unless and until there is then in effect a registration statement under the Securities Act of 1933, as amended (the “Act”), covering such proposed disposition and such disposition is made in accordance with such registration statement; or HG Marketing shall have notified IDI of the proposed disposition and, if reasonably requested by IDI, HG Marketing shall have furnished IDI with an opinion of counsel, reasonably satisfactory to IDI, that such disposition will not require registration of such shares under the Act; provided, however, that no such opinion shall be required in connection with any exercise of Put Rights.

(iv)

Purchase Entirely for Own Account. This Agreement is made with HG Marketing in reliance upon HG Marketing’s representation to IDI, which by HG Marketing’s execution of this Agreement, HG Marketing hereby confirms, that the IDI Securities to be acquired by HG Marketing will be acquired for investment for HG Marketing’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that HG Marketing has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Agreement, HG Marketing further represents that HG Marketing does not presently have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the IDI Common Securities.  HG Marketing represents that it has full power and authority to enter into this Agreement.  HG Marketing has not been formed for the specific purpose of acquiring the IDI Securities.

(v)

Restricted Securities.  HG Marketing understands that the IDI Securities have not been registered under the Act or state securities laws, by reason of a specific exemption from the registration provisions of the Act and applicable state laws which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of HG Marketing’s representations as expressed herein.  HG Marketing understands that the IDI Securities are characterized as “restricted securities” under the federal and state securities laws inasmuch as they are being acquired from IDI in a transaction not involving a public offering and that under such laws and applicable regulations such IDI Securities may be resold without registration under the Act and applicable state laws only in certain limited circumstances.

(vi)

Legends.  HG Marketing understands that the IDI Securites and any securities issued in respect thereof or exchange therefor, may bear one or all of the following legends:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE/WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR STATE SECURITIES LAWS, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH SALE OR DISPOSITION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL REASONABLY ACCEPTABLE TO IDI THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933 AND APPLICABLE STATE LAWS.”

“THE SALE, PLEDGE, HYPOTHECATION OR TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE/WARRANT IS SUBJECT TO THE TERMS AND CONDITIONS OF A CERTAIN ESCROW AGREEMENT BY AND BETWEEN THE STOCKHOLDER AND THE CORPORATION. A COPY OF SUCH AGREEMENT MAY BE OBTAINED UPON WRITTEN REQUEST TO THE SECRETARY OF THE CORPORATION AT THE OFFICES OF THE CORPORATION.”

Any legend required by the Blue Sky laws of any state to the extent such laws are applicable to the shares represented by the certificate so legended.

(vii)

Accredited Investor.  HG Marketing is an accredited investor as defined in Rule 501 (a) of Regulation D promulgated under the Act.

(o)

Disclosure.  No representation or warranty by the Mentoring Parties herein or in any statement, certificate, schedule or document furnished or to be furnished by the Mentoring Parties to IDI pursuant hereto or in connection with the transactions contemplated hereby contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact necessary to make the statements contained herein or therein not misleading, in the light of the circumstances under which it was made.

3.2

Representations, Warranties and Agreements of the IDI Parties.  The IDI Parties hereby represent, warrant and agree, as of the date hereof, that, except as set out in Schedule 3.2:

(a)

Organization and Good Standing.  Each of the IDI Parties is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada or Utah, as applicable, with full power and authority to conduct its business as such business is now being conducted, and has all requisite power and authority to execute and perform this Agreement and the transactions contemplated hereby.  Each of the IDI Parties is qualified to do business in all states where the failure to be so qualified would have a material adverse effect on the PCS Call Center Business or the PCS Call Center Assets.

(b)

No Violation: No Consents.  Each of the IDI Parties has taken all action necessary to enable it to enter into, execute, deliver and perform this Agreement and the transactions contemplated hereby.  The execution and the performance of this Agreement, and the consummation of the transactions contemplated hereby, will not:

(i)

violate any provision of the Articles of Incorporation or Bylaws of any of the IDI Parties;

(ii)

violate or result in the breach of any term or provision of, or constitute a default or accelerate maturities under, with or without the giving of notice or the passage of time or both, any agreement, instrument, indenture, mortgage, deed of trust, or other restriction to which any of the IDI Parties is a party or by which any of the properties of any of the IDI Parties are bound; or

(iii)

cause or permit any third party to cause, with or without the giving of notice or the passage of time or both, any agreement, instrument, indenture, mortgage, deed of trust, or other restriction to which any of the IDI Parties is a party or by which any of the properties of any of the IDI Parties are bound to be canceled or otherwise modified.

(c)

Validity of Agreement.  This Agreement and the transactions contemplated hereby have been duly authorized and approved by the Board of Directors of each of the IDI Parties, and this Agreement has been duly executed and delivered by each of the IDI Parties and is the legal, valid and binding obligation, enforceable in accordance with its terms, of each of the IDI Parties.  No other proceedings are necessary to authorize this Agreement and the transactions contemplated hereby, or the performance or compliance by the IDI Parties with any of the terms, provisions or conditions hereof.

(d)

SEC Filings.

(i)

  IDI has timely filed and made available to Mentoring all forms, reports and documents required to be filed by IDI with the SEC since January 1, 2003 (collectively, the "IDI SEC Reports"). Each of the IDI SEC Reports (i) at the time it was filed, complied in all material respects with the applicable requirements of the Act and the Securities Exchange Act of 1934, as amended, as the case may be, and (ii) did not at the time it was filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated in such IDI SEC Report or necessary in order to make the statements in such IDI SEC Report, in the light of the circumstances under which they were made, not misleading.

(ii)

Each of the consolidated financial statements (including, in each case, any related notes) contained in the IDI SEC Reports, complied or will comply as to form in all material respects with the applicable published rules and regulations of the SEC with respect thereto, was prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes to such financial statements or, in the case of unaudited statements, as permitted by Form 10-Q promulgated by the SEC) and presented fairly, in all material respects, the consolidated financial position of IDI and its subsidiaries as of the respective dates, and the consolidated results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements were subject to normal and recurring year-end adjustments which were not or are not expected to be material in amount.

(e)

Disclosure.  No representation or warranty by the IDI Parties herein or in any statement, certificate, schedule or document furnished or to be furnished by any of the IDI Parties to Mentoring pursuant hereto or in connection with the transactions contemplated hereby contains any untrue statement of a material fact, or omits to state a material fact necessary to make the statements contained herein or therein not misleading, in the light of the circumstances under which it was made.

(f)

Valid Issuance of Securities.  The Initial Shares and the  IDI Common Stock that is being issued to Mentoring hereunder is duly and validly issued, fully paid and nonassessable and free of restrictions on transfer other than restrictions contemplated by this Agreement and the Escrow Agreement, and applicable state and federal securities laws.

ARTICLE 4

SURVIVAL OF REPRESENTATIONS AND WARRANTIES; INDEMNIFICATION

4.1

Survival of Representations and Warranties.  The representations and warranties of the parties contained in this Agreement or in any schedule or exhibit or other writing delivered pursuant to the provisions of this Agreement or in connection with the transactions contemplated hereby, shall survive the Closing for a period of two (2) years after the Closing Date except for representations and warranties with respect to taxes and title, which shall survive for the applicable statute of limitations.  Liability for intentional misrepresentation shall survive without regard to the foregoing limitation.  Nothing contained in this Section 4.1 shall be deemed to affect the continuing obligations of the parties hereto, including, without limitation, the obligations of the parties under Section 4.2 hereof.

4.2

Indemnification.  The parties agree to indemnify each other as follows:

(a)

Mentoring’s Indemnity.  The Mentoring Parties agrees to indemnify and defend the IDI Parties, and their successors and assigns, and to hold them harmless from and against any and all damages, claims, deficiencies, losses, liabilities, obligations, and expenses (including reasonable attorneys’ fees) of every kind and description (“Damages”) arising from or relating to:

(i)

the operation of the Mentoring Call Center Business prior to the Closing;

(ii)

any material misrepresentation or breach of warranty hereunder by the Mentoring Parties;

(iii)

any nonfulfillment of any of the Mentoring Parties’ obligations under this Agreement;

(iv)

the Excluded Liabilities; and

(v)

claims of creditors of the Mentoring Parties with respect to liabilities not being assumed by IDISB pursuant to the express terms of this Agreement.

(b)

IDI’s Indemnity.  IDI agrees to indemnify and defend Mentoring, and its successors and assigns, and to hold them harmless from and against any and all Damages arising from or relating to:

(i)

the operation of the Mentoring Call Center Business by IDISB subsequent to the Closing (except as set forth as an obligation of the Mentoring Parties in the Outsource Agreement);

(ii)

any material misrepresentation or breach of warranty hereunder by the IDI Parties;  and

(iii)

any nonfulfillment of any of the IDI Parties’ obligations under this Agreement.

(c)

Notice and Defense of Indemnity Claims.  A party hereto agreeing to be responsible for or to indemnify against any matter pursuant to this Agreement is referred to herein as the “Indemnifying Party” and a party entitled to indemnification hereunder is referred to as the “Indemnified Party.”  An Indemnified Party under this Agreement shall give written notice to the Indemnifying Party hereunder with respect to any assertion by the Indemnified Party or by a third party of any liability which the Indemnified Party has reason to believe might give rise to an Indemnity Claim under this Agreement.  Such notice shall set forth in reasonable detail the nature of such action or claim, and include copies of any written complaint, summons, correspondence or other communication from the party asserting the claim or initiating the action. As to any such Indemnity Claim which involves a third party, the Indemnifying Party shall assume and thereafter control the defense of such Indemnity Claim.  The Indemnified Party shall be entitled, together with the Indemnifying Party, to participate in the defense, compromise or settlement of any such matter through the Indemnified Party’s own attorneys and at its own expense, but the Indemnifying Party shall have control thereof.  The Indemnified Party shall provide such cooperation and such access to its books, records and properties as the Indemnifying Party shall reasonably request with respect to such matters and the parties hereto agree to render each other such assistance as they may reasonably require of each other in order to ensure the proper and adequate defense thereof.  An Indemnifying Party shall not make any settlement of any Indemnity Claims, other than Indemnity Claims strictly for monetary damages as to which the Indemnifying Party agrees to be responsible, without the written consent of the Indemnified Party, which consent shall not be unreasonably withheld.  In the case of claims that are strictly for monetary damages the Indemnifying Parties agrees to consult with the Indemnified Party prior to entering into the settlement agreement.  Without limiting the generality of the foregoing, it shall not be deemed unreasonable to withhold consent to a settlement involving injunctive or other equitable relief against the Indemnified Party or its assets, employees or business.

(d)

Brokers.  Each party hereto agrees to indemnify the other and agrees to hold the other harmless against any claim or claims for brokerage or other commission relative to the transactions contemplated herein due to any acts or things done by its employees, agents or consultants.

(e)

Right of Setoff.  In the event of

(i)

an undisputed Indemnity Claim against a Mentoring Party or an IDI Party, or

(ii)

an Indemnity Claim against a Mentoring Party or an IDI Party after judgment or award or adverse to such party as provided above, which remains uncured or unsettled for ten (10) days or more after notice of the Indemnity Claim is given by IDI to Mentoring or Mentoring to IDI, then the IDI Parties, or Mentoring and HG Marketing, as the case may be, shall have the right, but not the obligation, to set off the amount of the Indemnity Claim against any then remaining obligation of the IDI Parties to the Mentoring Parties or the Mentoring Parties to the IDI Parties, as the case may be, regardless of the source of such obligation.

4.3

Limitations on Indemnification.

(a)

Mentoring.  The Mentoring Parties shall have no liability (for indemnification or otherwise) with respect to claims under Section 4.2(a)(iii) until the total amount of all Damages with respect to such matter exceeds $50,000.  In addition the aggregate liability for all claims under Section 4.2(a)(iii) hereof shall be limited to $2,000,000.  This Section 4.3(a) will not apply to any matter arising under Section 4.2(a)(iii) which is an intentional misrepresentation or a representation or warranty with respect to title and the Mentoring Parties will be fully liable for any such matter.

(b)

The IDI Parties.  The IDI Parties shall have no liability (for indemnification or otherwise) with respect to claims under Section 4.2(b)(iii) until the total amount of all Damages with respect to such matter exceeds $50,000.  In addition the aggregate liability for all claims under Section 4.2(b)(iii) hereof shall be limited to $2,000,000.  This Section 4.3(b) will not apply to any matter arising under Section 4.2(b)(iii) which is an intentional misrepresentation or a representation or warranty with respect to title and the IDI Parties will be fully liable for any such matter.

(c)

General.

 Notwithstanding any provision contained herein to the contrary, no Indemnified Party shall be entitled to indemnification hereunder with respect to a breach by an Indemnifying Party of any representations and warranties hereunder that such Indemnified Party had knowledge of on the date hereof.

ARTICLE 5

THE CLOSING

5.1

Closing Date.  Subject to the terms and conditions herein contained, the parties agree to close this transaction (the “Closing”) at the offices of HG Marketing’s counsel Russ August & Kabat, 12424 Wilshire Boulevard, Suite 900, Los Angeles, California 90024, on the date of this Agreement (the “Closing Date”).

5.2

Mentoring’s Deliveries at Closing.  The Mentoring Parties shall deliver or cause to be delivered to the IDI Parties at the Closing the following:

(a)

Duly executed copies of all instruments and agreements among or between the Parties provided for herein;

(b)

Certified copies of resolutions of the Mentoring Parties and their stockholders and members, authorizing the making, execution, and delivery of this Agreement and the consummation of the transactions contemplated hereby; and

(c)

Certificates of good standing from the Secretaries of State of the State of Nevada or Utah for the Mentoring Parties.

5.3

IDI’s Deliveries at Closing.  The IDI Parties shall deliver or cause to be delivered to the Mentoring Parties at Closing the following:

(a)

A stock certificate issued to the Escrow Agent representing the number of shares of IDI Common Stock set forth in Section 2.1(a) hereto to be placed in escrow pursuant to Section 2.1(a)(v); provided, that if the parties have not entered into an Escrow Agreement with a mutually acceptable Escrow Agent prior to Closing, then IDI shall deliver such certificate within five (5) days after the parties have entered into an Escrow Agreement with a mutually acceptable Escrow Agent; provided further, that the parties will use their best efforts to promptly find a mutually acceptable Escrow Agent after Closing;

(b)

A stock certificate issued to HG Marketing representing the number of Initial Shares set forth in Section 2.1(a) hereof; provided, that if the Mentoring Parties have not determined the tax basis in the tangible assets of the Mentoring Call Center Assets prior to Closing, then IDI shall deliver such certificate within five (5) days after such determination is made and provided to the IDI Parties;

(c)

The Cash Consideration;

(d)

The IDI Warrants;

(e)

Duly executed copies of all instruments and agreements among or between the Parties provided for herein;

(f)

Certified copies of resolutions of the Board of Directors of the IDI Parties authorizing the making, execution and delivery of this Agreement and the consummation of the transactions contemplated hereby; and

(g)

Certificates of good standing from the Secretaries of State of the State of Nevada or Utah for each of the IDI Parties.

ARTICLE 6

FEES AND EXPENSES

6.1

Expenses.  Except as expressly provided herein, each of the Parties hereto shall bear its own expenses, including the payment of the fees and expenses of such Party’s respective counsel, accountants, other experts and any other expenses incurred by such Party incident to the negotiation, preparation, execution and performance of this Agreement.  All sales and transfer taxes arising by reason of the transactions contemplated by this Agreement shall be paid 50% by HG Marketing and 50% by IDISB.

ARTICLE 7

CONSTRUCTION

7.1

Governing Law; Jurisdiction.  This Agreement and, except as otherwise specifically set forth therein, the agreements appended hereto and delivered herewith shall be governed by the laws of the State of Nevada (without regard to its principles of conflicts of laws).  Each party hereby consents to the exclusive jurisdiction of the state and federal courts sitting in Las Vegas, Nevada in any action on a claim arising out of, under or in connection with this Agreement or the transactions contemplated by this Agreement.  Each party further agrees that personal jurisdiction over it may be effected by service of process by registered or certified mail addressed as provided in Section 16 of this Agreement, and that when so made shall be as if served upon it personally within the State of Nevada.

7.2

Invalid Provisions.  Should any part of this Agreement for any reason be declared invalid, such decision shall not affect the validity of any other portion, which remaining portion shall remain in force and effect as if this Agreement had been executed with the invalid provisions thereof eliminated, and it is the declared intention of the parties hereto that they would have executed the remaining portion of the Agreement without including therein any such part or portion which may be declared invalid.

7.3

Interpretation.  All pronouns shall be deemed to refer to the masculine, feminine, or neuter, singular or plural, as the context in which they are used may require.  All headings herein are inserted only for convenience and ease of reference and are not to be considered in the interpretation of any provision of this Agreement.  Numbered or lettered articles, sections and subsections herein contained refer to articles, sections and subsections of this Agreement unless otherwise expressly stated.  In the event any claim is made by any party relating to any conflict, omission or ambiguity in this Agreement, no presumption or burden of proof or persuasion shall be implied by virtue of the fact that this Agreement was prepared by or at the request of a particular party its counsel.

ARTICLE 8

ASSIGNABILITY

8.1

Binding Agreement.  This Agreement shall be binding upon and inure to the benefit of each of the parties hereto, their successors and permitted assigns.

8.2

Assignability.  The parties may not assign this Agreement or any rights, duties or obligations arising hereunder other than (i) to an acquirer of all or substantially all of their respective assets (whether by merger, consolidation, sale of assets or otherwise) and (ii) only if such acquirer (A) provides written notice to the other parties that it assumes the obligations hereunder and (B) provides commercially reasonable evidence to the other parties that it has and will retain all resources, personnel and facilities reasonably necessary to perform its obligations hereunder.

ARTICLE 9

NOTICES

9.1

Written Notices.  All notices pursuant to this Agreement shall be in writing.

9.2

Notice to IDI.  A notice to the IDI Parties shall be sufficient in all respects if delivered, or mailed by first class registered or certified mail, postage and fees prepaid, or if sent by a nationally recognized overnight courier providing proof of delivery, addressed to the following or such other address as provided by written notice made pursuant to this Article:

IDI Global, Inc.

462 East 800 North, Orem, Utah   84097

Attn: Chief Executive Officer

with a copy thereof to its Counsel:

Durham Jones & Pinegar

111 East Broadway, Suite 900

Salt Lake City, Utah 84111

Attn: Jeffrey M. Jones, Esq.

9.3

Notice to Mentoring.  A notice to the Mentoring Parties shall be sufficient in all respects if delivered, or mailed by first class registered or certified mail, postage and fees prepaid, or if sent by a nationally recognized overnight courier providing proof of delivery, addressed to the following or such other address provided by written notice made pursuant to this Article:

HG Marketing, Inc.

7030 Hayvenhurst Avenue

Van Nuys, CA 91406

Attn: Gary Hewitt & Doug Gravink

and with a copy thereof to its counsel:

Russ August & Kabat

12424 Wilshire Boulevard, Suite 1200

Los Angeles, California 90025

Attn: Larry C. Russ, Esq.

ARTICLE 10

PRESS RELEASES AND DISCLOSURE

10.1

Press Releases.  None of the Mentoring Parties will issue any press releases or other disclosure of the Agreement or the transactions contemplated hereby without prior approval of IDI.  IDI agrees to consult with Mentoring to the extent practicable prior to issuing any press release or other disclosure of this Agreement or the transactions contemplated hereby.

ARTICLE 11

FURTHER CONDITIONS AND MISCELLANEOUS

11.1

Employees and Contractors.  Effective as of the Closing Date IDISB will offer to hire, or offer to enter into an independent contractor agreement with, on terms reasonably determined by it, each of the persons listed on Schedule 11.1(a) (the “Transferred Mentoring Employees”) and HG Marketing shall be responsible for the payment of all wages and other remuneration, including termination or severance payments, accrued vacation time and pro rate bonus payments and performance incentives due to the Transferred Mentoring Employees, through the Closing Date. HG Marketing will terminate the employment of all of its hired employees and the contractor agreements of all or its engaged contractors associated with the Mentoring Call Center.  None of the Mentoring Parties and none of their Affiliates, will solicit the employment or seek to engage as a contractor, any employee or contractor of the IDI Parties and their Affiliates for the period of the Outsource Assignment and, in the event it is terminated as a result of a breach by either party, then for a period of three (3) years following such termination.  Nothing contained in this Section 11.1 shall be deemed to limit in any way the right of HG Marketing to terminate the employment of any employee or contractor.  Following the Closing the Transferred Mentoring Employees shall continue all of their coverage under and participation in the Employee Plans of HG Marketing in accordance with past practices and the Parties shall work together to develop a program to transition such persons to employee benefit plans to be provided by the IDI Parties.

11.2

Further Agreements and Cooperation.  Each party hereto agrees to execute such further papers or agreements and to take such other actions as may be necessary to effect the purposes of this Agreement and carry out its provisions.

11.3

Audited Business.  Audited financial statements of Mentoring for the Mentoring Call Center Business will be required for IDI to comply with the requirements of Rule 3-05 of Regulation S-X and Form 8-K of the Securities and Exchange Commission.  Mentoring will cooperate with IDI to allow completion (no later than 60 days following the Closing Date) of audited financial statements of the Mentoring Call Center Business to be prepared by IDI’s auditors at IDI’s expense. Mentoring’s cooperation shall include execution, if necessary, of a “letter of representation” by Mentoring’s management as requested by IDI’s auditors.

11.4

Entire Agreement, No Oral Change. This Agreement, together with the schedules and exhibits hereto, embodies the entire agreement between the parties hereto and supersedes any and all prior agreements and understandings between the parties hereto.  This Agreement may only be changed by written instrument signed by the party to be charged.

11.5

Attorneys’ Fees.  In the event of any dispute between any or the parties to this Agreement should result in litigation or arbitration, the prevailing party in such dispute shall be entitled to recover from the other party all reasonable fees, costs and expenses of enforcing any right of the prevailing party, including without limitation, reasonable attorneys’ fees and expenses, all of which shall be deemed to have accrued upon the commencement of such action and shall be paid whether or not such action is prosecuted to judgment.  Any judgment or order entered in such action shall contain a specific provision providing for the recovery of attorneys’ fees and costs incurred in enforcing such judgment.

11.6

Remedies Cumulative.  The remedies under this Agreement are cumulative and shall not exclude any other remedies to which any person may be lawfully entitled.

11.7

Access to Records after Closing.  After the Closing, the Mentoring Parties shall have the right, from time to time, during normal business hours and upon reasonable notice, to inspect, copy, make abstracts of and inspect the books and records transferred to IDISB under this Agreement in order to prepare tax returns and complete its accounting of the Mentoring Call Center business for the period ending on the Closing Date and an opportunity to take possession of any such books and records if the IDI Parties shall ever plan to destroy any of them.  After the Closing, the IDI Parties shall have the right, from time to time, during normal business hours and upon reasonable notice, to inspect, copy, make abstracts of and inspect the books and records transferred to HG Marketing under this Agreement in order to prepare tax returns and complete its accounting of the PCS Call Center business for the period ending on the Closing Date and an opportunity to take possession of any such books and records if the Mentoring Parties shall ever plan to destroy any of them.

11.8

Counterparts.  This Agreement may be executed in a number of counterparts, each of which, when so executed, shall constitute an original copy hereof.

11.9

Performance.  IDI will cause each of the IDI Parties fully perform all of their liabilities and obligations hereunder.  Mentoring will cause each of the Mentoring Parties to fully perform all of their liabilities and obligations hereunder.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have executed this Asset Purchase Agreement as of the day and year first above written.

IDI GLOBAL, INC.

By: /s/_________________

IDI SMALL BUSINESS, INC.

By: /s/_________________

MENTORING OF AMERICA, LLC

By: /s/_________________

HG MARKETING, INC.

By: /s/_________________